UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2008

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31314	31-1443880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 West 34th Street, 22nd Floor, New York, New York 10120
 (Address of principal executive offices, including Zip Code)

(646) 485-5410
 (Registrant’s telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	Election of New Director

Effective August 19, 2008, Thomas P. Johnson, Executive Vice President, Chief Operating Officer of the Registrant, has been elected as a new member to the Registrant’s Board of Directors.  Mr. Johnson has served as Chief Operating Officer since 2004 and has been an employee of the Registrant since 2001. In addition to becoming a member of the Registrant’s Board of Directors, Mr. Johnson will continue in his role as the Registrant’s Executive Vice President, Chief Operating Officer. As a non-independent management director, Mr. Johnson will not serve on any committees of the Registrant’s Board of Directors.  With this appointment, the Registrant now has 11 members on its Board of Directors.

Since February 1, 2007, Mr. Johnson has served as our Chief Operating Officer pursuant to an employment agreement that is in effect through January 31, 2010. For Fiscal 2008, Mr. Johnson receives an annual base salary of $700,000, an annual incentive bonus and medical and other benefits. Mr. Johnson has an opportunity to earn an annual bonus of up to 200% of Mr. Johnson’s then applicable base salary, dependent upon the Registrant’s performance and individual performance.  The annual bonus is payable pursuant to the terms of our Annual Incentive Bonus Plan.  For additional information about Mr. Johnson’s employment agreement  and compensation, reference is made to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on May 12, 2008.

ITEM 7.01	Regulation FD Disclosure.

On August 21, 2008 Aéropostale, Inc. issued a press release announcing their second quarter 2008 earnings results.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1 Press release, dated August 21, 2008, announcing second quarter 2008 earnings results and the addition of Thomas P. Johnson to the Company’s Board of Directors.

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SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/  Michael J. Cunningham
Michael J. Cunningham
Executive Vice President - Chief Financial Officer

Dated: August 22, 2008

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